UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2005

Western Alliance Bancorporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32550	88-0365922
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2700 W. Sahara Avenue, Las Vegas, Nevada		89102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702.248.4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2005, Western Alliance Bancorporation (the "Company") and Intermountain First Bancorp ("Intermountain") entered into an Agreement and Plan of Merger (the "Agreement"), pursuant to which the Company will acquire Intermountain and its wholly owned subsidiary, Nevada First Bank. Under the terms of the agreement, Intermountain shareholders may elect to receive either 2.44 shares of the Company’s common stock or $71.30 in cash for each Intermountain share, subject to proration and allocation procedures to ensure that at least 60% of the outstanding shares of Intermountain common stock will be exchanged for shares of the Company’s common stock. Each outstanding Intermountain stock option will be converted into an option to purchase 2.44 shares of the Company’s common stock.

The Agreement contains customary representations and warranties of the parties. The Agreement contains certain termination rights for both the Company and Intermountain, and further provides that, upon termination of the Agreement upon specified circumstances, the Company or Intermountain may be required to pay the other party a termination fee of $3.7 million plus up to $300,000 in expenses. The transaction is subject to customary closing conditions, including approval from shareholders of Intermountain and banking regulators, and is expected to be completed in the second quarter of 2006.

Additionally, concurrently with entering into the Agreement, the Company entered into a Support Agreement with certain Intermountain stockholders pursuant to which Intermountain stockholders holding approximately 71% of the outstanding voting stock of Intermountain agreed to vote in favor of the merger.

The descriptions of the Agreement and the Support Agreement set forth above are qualified in their entirety by reference to the actual terms of the Agreement and the Support Agreement, which will be filed by the Company as exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and its Registration Statement on Form S-4 related to the proposed merger.

A copy of the related press release is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

The Exhibit listed in the accompanying Exhibit Index is filed by reference as part of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Alliance Bancorporation

January 3, 2006	By:	Dale Gibbons

Name: Dale Gibbons
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 3, 2006